                                                                     EXHIBIT 4.1

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.

                                                                 Warrant No. -__

                          COMMON STOCK PURCHASE WARRANT

               To Purchase ____________ Shares of Common Stock of

                         SPECTRUM PHARMACEUTICALS, INC.

      THIS IS TO CERTIFY THAT _______________, or registered assigns (the "Holder"), is entitled, during the Exercise Period (as hereinafter defined), to purchase from Spectrum Pharmaceuticals, Inc., a Delaware corporation (the "Company"), the Warrant Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at a purchase price of $10.00 per share, all on and subject to the terms and conditions hereinafter set forth.

      1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

      "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder of Warrants, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

      "Appraised Value" means, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity registered under the Exchange Act) as of the last day of the most recent fiscal month ending prior to such date specified, based on the value of the Company on a fully-diluted basis, as determined by a nationally recognized investment banking firm selected by the Company's Board of Directors and having no prior relationship with the Company.

      "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of California generally are authorized or required by law or other government actions to close.

      "Change of Control" means the (i) acquisition by an individual or legal entity or group (as set forth in Section 13(d) of the Exchange Act) of more than one-half of the voting rights or equity interests in the Company; or (ii) sale, conveyance, or other disposition of all or substantially all of the assets, property or business of the Company or the merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or effectuation of any transaction or series of related transactions where holders of the Company's voting securities prior to such transaction or series of transactions fail to continue to hold at least 50% of the voting power of the Company (or, if other than the Company, the successor or acquiring entity) immediately following such transaction.

      "Closing Date" means April 21, 2004.

      "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

      "Common Stock" means (except where the context otherwise indicates) the Common Stock, $0.001 par value per share, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed or converted, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets on liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by
Section 4.3.

      "Current Market Price" means, in respect of any share of Common Stock on any date herein specified,

      (1) if there shall not then be a public market for the Common Stock, the higher of

            (a) the book value per share of Common Stock at such date, and

            (b) the Appraised Value per share of Common Stock at such date,

      or

      (2) if there shall then be a public market for the Common Stock, the average of the daily market prices for the five (5) consecutive trading days immediately preceding such date. The daily market price for each such trading day shall be (i) the closing bid price on such day on the principal stock exchange (including the NASDAQ Stock Market) on which such Common Stock is then listed or admitted to trading, or quoted, as applicable, (ii) if no sale takes place on such day on any such exchange, the last reported closing bid price on such day as officially quoted on any such exchange (including the NASDAQ Stock Market), (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the last reported closing bid price on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or
(v) if there is no such firm, as
furnished by any member of the NASD selected mutually by the holder of this Warrant and the Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by holder of this Warrant and one of which shall be selected by the Company.

      "Current Warrant Price" means, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date. Unless and until the Current Warrant Price is adjusted pursuant to the terms herein, the initial Current Warrant Price shall be $10.00 per share of Common Stock.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

      "Exercise Period" means the period during which this Warrant is exercisable pursuant to Section 2.1.

      "Expiration Date" means April 20, 2009.

      "GAAP" means generally accepted accounting principles in the United States of America as from time to time in effect.

      "NASD" means the National Association of Securities Dealers, Inc., or any successor corporation thereto.

      "Other Property" has the meaning set forth in Section 4.3.

      "Person" means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

      "Purchase Agreement" means that certain Common Stock and Warrant Purchase Agreement dated as of April 20, 2004 among the Company and the other parties named therein, pursuant to which this Warrant was originally issued.

      "Restricted Common Stock" means shares of Common Stock which are, or which upon their issuance upon the exercise of any Warrant would be required to be, evidenced by a certificate bearing the restrictive legend set forth in Section 3.2.

      "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Trading Day" means any day on which the primary market on which shares of Common Stock are listed is open for trading.

      "Transfer" means any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

      "Warrants" means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

      "Warrant Price" means an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price.

      "Warrant Stock" means the ____________ shares of Common Stock to be purchased upon the exercise hereof, subject to adjustment as provided herein.

      2. Exercise of Warrant.

      2.1. Manner of Exercise. From and after the first anniversary of the Closing Date, and until 5:00 P.M., New York time, on the Expiration Date (the "Exercise Period"), the Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Warrant Stock purchasable hereunder.

      In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its principal office or at the office or agency designated by the Company as described in Section 10, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Warrant Stock to be purchased, and which notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by the Holder or its agent or attorney, (ii) an investment representation letter in form and substance acceptable to the Company and substantially in the form attached as Exhibit C executed by the Holder, (iii) payment of the Warrant Price as provided herein and (iv) this Warrant. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within three Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall request in the notice and shall be registered in the name of the Holder or if permitted pursuant to the terms of this Warrant such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a Holder of record of such shares for all purposes, as of the date when the notice, together with the payment of the Warrant Price and this Warrant, is received by the Company as described above. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

      Payment of the Warrant Price may be made at the option of the Holder by:
(i) certified or official bank check payable to the order of the Company or (ii) wire transfer of immediately available funds to the account of the Company. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued and, upon payment of the Warrant Price, shall be fully paid and nonassessable and not subject to any preemptive rights.

      2.2. Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay an amount in cash equal to the Current Market Price per share of Common Stock on the date of exercise multiplied by such fraction.

      2.3. Restrictions on Exercise Amount.

      Unless a Holder delivers to the Company irrevocable written notice prior to the date of issuance hereof or sixty-one days prior to the effective date of such notice that this Section 2.3 shall not apply to such Holder, the Holder may not acquire a number of shares of Warrant Stock to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of
Section 13(d) of the Exchange Act (including shares held by any "group" of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) exceeds 4.99% of the total number of shares of Common Stock of the Company then issued and outstanding. For purposes hereof, "group" has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Commission, and the percentage held by the holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. The Company shall have no obligation to verify compliance with this Section 2.3, other than to issue shares of Warrant Stock in accordance with the exercise notice of each Holder. It shall be the responsibility of each Holder to determine such Holder's compliance with this Section 2.3, and each delivery of a notice of exercise by a Holder will constitute a representation by such Holder that it has evaluated the limitation set forth in this paragraph and determined, based on the most recent public filings by the Company with the Commission, that the issuance of the full number of shares of Warrant Stock requested in such notice of exercise is permitted under this paragraph.

      3. Transfer, Division and Combination.

      3.1. Transfer. This Warrant and the Warrant Stock issuable upon exercise of this Warrant shall be freely transferable, subject to compliance with this
Section 3.1 and all applicable laws, including, but not limited to the Securities Act. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant or the resale of the Warrant Stock, this Warrant or the Warrant Stock, as applicable, shall not be registered under the

Securities Act, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant or the Warrant Stock as the case may be, furnish to the Company a written opinion of counsel that is reasonably acceptable to the Company to the effect that such transfer may be made without registration under the Securities Act, (ii) that the Holder or transferee execute and deliver to the Company an investment representation letter in form and substance acceptable to the Company and substantially in the form attached as Exhibit C hereto and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act. Transfer of this Warrant and all rights hereunder, in whole or in part, in accordance with the foregoing provisions, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 10, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Following a transfer that complies with the requirements of this Section 3.1, the Warrant may be exercised by a new Holder for the purchase of shares of Common Stock regardless of whether the Company issued or registered a new Warrant on the books of the Company.

      3.2. Restrictive Legends. Each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, unless, in each case, such Warrant Stock is eligible for resale without registration pursuant to Rule 144(k) under the Exchange Act, or has been sold pursuant to and in compliance with Rule 144 or an effective registration statement under the Securities Act, shall bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED."

            In addition, the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Warrant Stock upon which it is stamped, if, unless otherwise required by applicable state securities laws, such Warrant Stock is eligible for resale without registration pursuant to Rule 144(k) under the Exchange Act, or has been sold pursuant to and in compliance with Rule 144 or an effective registration statement filed under the Securities Act.

      3.3. Division and Combination; Expenses; Books. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with
Section 3.1 as to any transfer which may be involved in such division or combination, the

Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Section 3. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

      4. Adjustments. The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Sections 5.1 and 5.2.

      4.1. Stock Dividends, Subdivisions and Combinations. If at any time while this Warrant is outstanding the Company shall:

            (i) declare a dividend or make a distribution on its outstanding shares of Common Stock payable in shares of Common Stock,

            (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

            (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then:

      (1) the number of shares of Common Stock acquirable upon exercise of this Warrant immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock that would have been acquirable under this Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination would own or be entitled to receive after such record date or the effective date of such subdivision or combination, as applicable, and

      (2) the Current Warrant Price shall be adjusted to equal:

            (A) the Current Warrant Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision or combination, multiplied by the number of shares of Common Stock into which this Warrant is exercisable immediately prior to the adjustment, divided by

            (B) the number of shares of Common Stock into which this Warrant is exercisable immediately after such adjustment.

      Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

      4.2. Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock into which this Warrant is exercisable and the Current Warrant Price provided for in Section 4:

            (a) When Adjustments to Be Made. The adjustments required by Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

            (b) Fractional Interests. In computing adjustments under this
Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

            (c) When Adjustment Not Required. If the Company undertakes a transaction contemplated under this Section 4 and as a result takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights or other benefits contemplated under this Section 4 and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights or other benefits contemplated under this Section 4, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

            (d) Escrow of Stock. If after any property becomes distributable pursuant to Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, a holder of this Warrant exercises the Warrant during such time, then such holder shall continue to be entitled to receive any shares of Common Stock issuable upon exercise hereunder by reason of such adjustment and such shares or other property shall be held in escrow for the holder of this Warrant by the Company to be issued to holder of this Warrant upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned to the Company.

      4.3. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.

            (a) If there shall occur a Change of Control during the period beginning on the date hereof and ending on the Expiration Date, and, pursuant to the terms of such Change of Control, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of

Common Stock of the Company, then the Holder of this Warrant shall have the right thereafter to receive, upon the exercise of the Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and the Other Property receivable upon or as a result of such Change of Control by a holder of the number of shares of Common Stock into which this Warrant is exercisable immediately prior to such event.

            (b) In case of any such Change of Control described in Section 4.3(a) above, the resulting, successor or acquiring entity (if not the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Change of Control, shall assume by written instrument all of the obligations of this Warrant, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock into which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in Section 4. For purposes of Section 4, common stock of the successor or acquiring corporation shall include stock of such corporation of any class which is not preferred as to dividends or assets on liquidation over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4 shall similarly apply to successive Change of Control transactions.

      4.4. Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than the payment of cash dividends payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company or any action described in Section 4, then, unless such action will not have a materially adverse effect upon the rights of the holder of this Warrant, the number of shares of Common Stock or other stock into which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

      4.5. Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

      4.6. Stock Transfer Taxes. The issue of stock certificates upon exercise of this Warrant shall be made without charge to the holder for any tax in respect of such issue. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of this Warrant, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      5. Notices to Warrant Holders.

      5.1. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Current Warrant Price, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Current Warrant Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the exercise of Warrants owned by such Holder.

      5.2. Notice of Corporate Action. If at any time:

            (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

            (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

            (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; or

            (d) the Company shall cause the holders of its Common Stock to be entitled to receive (i) any dividend or other distribution of cash, (ii) any evidences of its indebtedness, or (iii) any shares of stock of any class or any other securities or property or assets of any nature whatsoever (other than cash or additional shares of Common Stock as provided in Section 4.1 hereof); or (iv) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property or assets of any nature whatsoever;

then, in any one or more of such cases, the Company shall give to the Holder (i) at least 15 days' prior written notice of the record date selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 15 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and
(ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 12.2. The failure to give any notice required by this Section 5.2 shall not invalidate any such corporate action.

      5.3. No Rights as Stockholder. This Warrant does not entitle the Holder to any voting or other rights as a stockholder of the Company prior to exercise and payment for the Warrant Price in accordance with the terms hereof.

      6. No Impairment. The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

      7. Reservation and Authorization of Common Stock; Registration With Approval of Any Governmental Authority. From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants (without regard to any ownership limitations provided in Section 2.3). All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights. Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Current Warrant Price. Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof. If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued (other than as a result of a prior or contemplated distribution by the Holder of this Warrant), the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

      8. Taking of Record; Stock and Warrant Transfer Books. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

      9. Loss or Mutilation. Upon receipt by the Company from the Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to the Holder; provided, however, that in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

      10. Office of the Company. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

      11. Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the purchase price of any Common Stock, whether such liability is asserted by the Company or by creditors of the Company.

      12. Miscellaneous.

      12.1. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other material provision of this Warrant, the Company shall pay to the Holder such amounts as shall be sufficient to cover any third party costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

      12.2. Notice Generally. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 5:00 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number included with the address for the recipient as provided herein on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

      If to the Purchasers, at each Purchaser's address set forth in the books and records of the Company, or with respect to the Company, addressed to:

                     Spectrum Pharmaceuticals, Inc.
                     157 Technology Drive
                     Irvine, California 92618
                     Attention: CEO
                     Facsimile No.: (949) 788-6706

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Company shall be sent to:

                     Latham & Watkins LLP
                     650 Town Center Drive, Suite 2000
                     Costa Mesa, California 92626
                     Attention:  Alan W. Pettis
                     Facsimile No.: (714) 755-8290

      12.3. Successors and Assigns. Subject to compliance with the provisions of
Section 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

      12.4. Amendment. This Warrant may be modified or amended or the provisions of this Warrant waived with the written consent of both the Company and the Holder.

      12.5. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be modified to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

      12.6. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

      12.7. Governing Law. This Warrant and the transactions contemplated hereby shall be deemed to be consummated in the State of New York and shall be governed by and interpreted in accordance with the local laws of the State of New York without regard to the provisions thereof relating to conflicts of laws. The Company hereby irrevocably consents to the exclusive jurisdiction of the State and Federal courts located in New York City, New York in connection with any action or proceeding arising out of or relating to this Warrant. In any such litigation the Company agrees that the service thereof may be made by certified or registered mail directed to the Company pursuant to Section 12.2.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, Spectrum Pharmaceuticals, Inc. has caused this Warrant to be executed by its duly authorized officer and attested by its Secretary.

Dated: September 30, 2004

                                              SPECTRUM PHARMACEUTICALS, INC.

                                              By:    /s/ Rajesh C. Shrotriya
                                                     ---------------------------
                                              Name:  Rajesh C. Shrotriya, M.D.
                                                     ---------------------------
                                              Title: Chairman, CEO and President
                                                     ---------------------------
Attest:

By:    /s/ Shyam Kumaria
      ---------------------------
Name:  Shyam Kumaria
      ---------------------------
Title: Secretary
      ---------------------------

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

      1. The undersigned registered owner of this Warrant hereby elects to exercise this Warrant to purchase _______ shares of the Common Stock of Spectrum Pharmaceuticals, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

      2. By signing below, the undersigned hereby certifies that the exercise of the Warrant for the number of shares of Common Stock indicated above will not violate the limitation on the number of shares that may be acquired upon exercise of the Warrant set forth in Section 2.3 of the Warrant.

      3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:
                                            ____________________________________
                                                         (Name)

                                            ____________________________________
                                            ____________________________________
                                            ____________________________________
                                                        (Address)

      [and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.]

_____________________________________
(Name of Registered Owner)

_____________________________________
(Signature of Registered Owner)

_____________________________________
(Street Address)

_____________________________________
(State) (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned registered owner of this Warrant for the purchase of shares of common stock of Spectrum Pharmaceuticals, Inc. hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of common stock set forth below:

_____________________________________

_____________________________________

_____________________________________
(Name and Address of Assignee)

_____________________________________
(Number of Shares of Common Stock)

and does hereby irrevocably constitute and appoint ____________ attorney-in-fact to register such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

Dated:_______________________________

_____________________________________
(Print Name and Title)

_____________________________________
(Signature)

_____________________________________
(Witness)

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT C

                    FORM OF INVESTMENT REPRESENTATION LETTER

In connection with the acquisition of [warrants (the "Warrants") to purchase ____ shares of common stock of Spectrum Pharmaceuticals, Inc. (the "Company"), par value $0.001 per share (the "Common Stock")][___shares of common stock of Spectrum Pharmaceuticals, Inc. (the "Company"), par value $0.001 per share (the "Common Stock") upon the exercise of warrants by ________], by _______________ (the "Holder") from _____________, the Holder hereby represents and warrants to the Company as follows:

The Holder (i) is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"); (ii) has the ability to bear the economic risks of such Holder's prospective investment, including a complete loss of Holder's investment in the Warrants and the shares of Common Stock issuable upon the exercise thereof (collectively, the "Securities"); and (iii) is acquiring the securities such Holder's own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with the intention of distributing or reselling the same, provided, however, that by making the representation herein, the Holder does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act.

[The Holder acknowledges that (i) the Securities have not been registered under the Act, (ii) the Securities are "restricted securities" and the certificate(s) representing the Securities shall bear the following legend, or a similar legend to the same effect, until (i) in the case of the shares of Common Stock underlying the Warrants, such shares shall have been registered for resale by the Holder under the Act and effectively been disposed of in accordance with a registration statement that has been declared effective; (ii) such Securities have been sold pursuant to and in accordance with Rule 144 under the Act; or
(iii) such Securities may be sold pursuant to and in accordance with Rule 144(k) under the Act:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED."

IN WITNESS WHEREOF, the Holder has caused this Investment Representation Letter to be executed this __ day of __________ 200_.

[Name]

By:______________________________
Name:
Title:

                                                                     Exhibit 4.1

                                   SCHEDULE I

    WARRANT NUMBER               ENTITY NAME                 WARRANTS STOCK
    --------------               -----------                 --------------
       SPPI 267           SCO Capital Partners, LLC              63,970

       SPPI 272               Jeffrey B. Davis                   20,000

       SPPI 273                Daniel DiPietro                   7,650

       SPPI 274                 Preston Tsao                     6,380

       SPPI 275                  Mark Alvino                     2,000